Exhibit 99.B(h)(2)

SCHEDULE D

TO THE AMENDED AND RESTATED

ADMINISTRATION AND TRANSFER AGENCY AGREEMENT

BETWEEN

SEI INSTITUTIONAL MANAGED TRUST

AND

SEI INVESTMENTS GLOBAL FUNDS SERVICES

(formerly, SEI INVESTMENTS FUND MANAGEMENT)

DATED AS OF DECEMBER 10, 2003

AS AMENDED JUNE 17, 2004, MARCH 8, 2006, JUNE 23, 2006, MARCH 14, 2007, JANUARY 31, 2008, JUNE 26, 2008, MARCH 25, 2009, JUNE 25, 2009, FEBRUARY 16, 2010, DECEMBER 6, 2011, MARCH 28, 2012, AUGUST 7, 2014, SEPTEMBER 15, 2014, DECEMBER 9, 2014, JUNE 22, 2015, MARCH 31, 2016, JUNE 28, 2016 and JANUARY 1, 2017

Portfolios:

This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (collectively, the “Funds”):

Large Cap Fund
Large Cap Value Fund
Large Cap Growth Fund
Tax-Managed Large Cap Fund
Small Cap Fund
Small Cap Value Fund
Small Cap Growth Fund
Tax-Managed Small/Mid Cap Fund
Mid-Cap Fund
Core Fixed Income Fund
U.S. Fixed Income Fund
High Yield Bond Fund
Real Estate Fund
U.S. Managed Volatility Fund
Enhanced Income Fund
Global Managed Volatility Fund
Real Return Fund
Tax-Managed Managed Volatility Fund
S&P 500 Index Fund
Multi-Strategy Alternative Fund
Multi-Asset Accumulation Fund
Accumulation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Accumulation Fund)
Multi-Asset Income Fund
Multi-Asset Inflation Managed Fund
Inflation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Inflation Managed Fund)
Multi-Asset Capital Stability Fund
Long/Short Alternative Fund
Dynamic Asset Allocation Fund
Conservative Income Fund
Tax-Free Conservative Income Fund
Tax-Managed International Managed Volatility Fund

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Fees:	Pursuant to Article 6, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

Large Cap, Large Cap Value, Large Cap Growth, Tax-Managed Large Cap, Small Cap, Small Cap Value, Small Cap Growth, Tax-Managed Small/Mid Cap, Mid-Cap, Real Estate, U.S. Managed Volatility, Global Managed Volatility, Tax-Managed Managed Volatility, Multi-Strategy Alternative, Multi-Asset Accumulation (inclusive of CFC), Multi-Asset Income, Multi-Asset Inflation Managed (inclusive of CFC), Multi-Asset Capital Stability, Long/Short Alternative and Dynamic Asset Allocation Funds:

0.30% on the first $1.5 billion of Assets;

0.2550% on the next $500 million of Assets;

0.210% on the next $500 million of Assets;

0.1650% on the next $500 million of Assets;

0.120% on Assets over $3 billion.

S&P 500 Index Fund:

0.22% on the first $2 billion of Assets;

0.210% on the next $500 million of Assets;

0.1650% on the next $500 million of Assets;

0.120% on Assets over $3 billion.

Tax-Managed International Managed Volatility Fund:

0.450% on the first $1.5 billion of Assets;

0.370% on the next $500 million of Assets;

0.290% on the next $500 million of Assets;

0.210% on the next $500 million of Assets;

0.130% on Assets over $3 billion.

Core Fixed Income, U.S. Fixed Income, High Yield Bond, Enhanced Income, Real Return, Conservative Income and Tax-Free Conservative Income Funds:

0.20% on the first $1.5 billion of Assets;

0.1775% on the next $500 million of Assets;

0.1550% on the next $500 million of Assets;

0.1325% on the next $500 million of Assets;

0.110% on Assets over $3 billion.

SEI Institutional Managed Trust		SEI Investments Global Funds Services

By:	/s/ Stephen G. MacRae	By:	/s/ Stephen G. Meyer

Name:	Stephen G. MacRae	Name:	Stephen G. Meyer

Position:	Vice President	Position:	CEO & President

[END OF SCHEDULE D]

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